                                                             EXHIBIT 5


                                                     August 9, 1994





Pogo Producing Company
5 Greenway Plaza
Suite 2700
Houston, Texas  77046

Ladies and Gentlemen:

          As set forth in the Registration Statement on Form S-8
("Registration Statement"), filed by Pogo Producing Company, a
Delaware corporation (the "Company"), under the Securities Act of
1933, as amended (the "Act"), relating to the registration of 1,000,000 shares of the Company's Common Stock, par value $1 per share (the "Common Shares") which may be issued pursuant to the 1989 Incentive and Nonqualified Stock Option Plan of Pogo Producing Company (as amended and restated effective January 25, 1994)
(the "Stock Option Plan"), certain legal matters in connection with the registration of the Common Shares are being passed upon by me.

          I have acted as counsel for the Company in connection with the preparation of the Stock Option Plan and the registration of the Common Shares. In such capacity, I have examined the Company's Restated Certificate of Incorporation and By-laws, each as amended to date, and have examined the originals, or copies certified or otherwise identified, of corporate records of the Company, certificates of public officials and of representatives of the Company, statutes and other records, instruments and documents as a basis for the opinions hereinafter expressed.

          Based upon my examination as aforesaid, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, I am of the opinion that:

          The Common Shares to be issued pursuant to the Stock Option Plan have been duly authorized and, when issued and delivered in accordance with the terms of the Stock Option Plan, will be validly issued, fully paid and nonassessable and free of preemptive rights.

          The opinion expressed herein is limited exclusively to the corporate law of the state of Delaware and the federal laws of the United States of America.

          I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name in the Registration Statement under the caption "Interests of Named Experts and Counsel."

                                   Very truly yours,

                                   /s/ GERALD A. MORTON